UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2003

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane

Suite M25

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

This Form 8-K/A is being filed to report additional financial information regarding the acquisition of the Hotel George in Washington, DC which was reported in the Form 8-K, filed September 18, 2003, which this form amends.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 18, 2003, LaSalle Hotel Properties (the “Company”) acquired the Hotel George, a 139-room, full-service hotel located at 15 E Street NW in Washington, D.C. for $24.1 million. The source of the funding for the acquisition was the Company’s senior unsecured credit facility. The property will be managed by the Kimpton Hotel and Restaurant Group, LLC, under a five-year management agreement.

This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to the risk factors discussed in this the Company’s 2002 Annual Report on Form 10-K and subsequent SEC reports and filings. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements

The balance sheets of Capitol Hotel, L.L.C. as of December 31, 2002 and 2001, and the related statements of income, changes in members capital and cash flows for the years ended December 31, 2002, 2001 and 2000 are set forth in this Report.

Capitol Hotel, L.L.C.

(A Delaware Limited Liability Company)

Financial Statements

Years ended December 31, 2002, 2001 and 2000

Independent Auditors’ Report

Members and Managers of

Capitol Hotel, L.L.C.

We have audited the accompanying balance sheets of Capitol Hotel, L.L.C. (a Delaware limited liability company) as of December 31, 2002 and 2001 and the related statements of income, changes in members’ capital and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Hotel, L.L.C. as of December 31, 2002 and 2001 and the results of its operations, changes in its members’ capital and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

February 7, 2003, except for Note 7,

as to which the date is September 8, 2003

Capitol Hotel, L.L.C.

(A Delaware Limited Liability Company)

Balance Sheets

	July 31, 2003	December 31,
		2002	2001
	(Unaudited)
Assets
Real estate, at cost
Land	$945,014	$945,014	$945,014
Building	13,617,804	13,617,804	13,571,858
Tenant improvements	883,421	883,421	883,421
Furniture, fixtures and equipment	2,580,342	2,536,676	2,317,973

	18,026,581	17,982,915	17,718,266
Less accumulated depreciation	(4,234,679)	(3,765,504)	(3,030,942)

	13,791,902	14,217,411	14,687,324
Cash and cash equivalents	939,547	566,340	85,911
Receivables, less allowance of $10,303 in 2003 (unaudited), $9,757 in 2002 and $250,000 in 2001	419,684	538,055	598,061
Inventories	55,423	52,741	62,459
Prepaid expenses	164,125	66,396	102,895
Deferred costs, net of accumulated amortization of $666,486 in 2003 (unaudited), $532,722 in 2002 and $413,180 in 2001	329,763	445,568	50,819
Goodwill, net of accumulated amortization of $407,611 in 2003 (unaudited), and $407,611 in 2002 and 2001	857,389	857,389	857,389

Total Assets	$16,557,833	$16,743,900	$16,444,858

Liabilities and Members’ Capital

Liabilities
Mortgage note payable	$11,918,240	$12,000,000	$11,154,535
Accounts payable and accrued expenses	495,085	353,695	215,867
Due to affiliate	66,152	103,716	59,213
Deposits	1,657	5,680	389

	12,481,134	12,463,091	11,430,004
Members’ capital	4,076,699	4,280,809	5,014,854

Total liabilities and members’ capital	$16,557,833	$16,743,900	$16,444,858

See accompanying notes.

Capitol Hotel, L.L.C.

(A Delaware Limited Liability Company)

Statements of Income

	Seven Months Ended July 31, 2003	Years Ended December 31,
		2002	2001	2000
	(Unaudited)
Revenue
Room revenue	$3,485,885	$5,559,615	$5,872,313	$5,863,800
Restaurant rental income	213,732	392,450	359,971	397,842
Other income	348,775	597,111	609,547	707,797

Total revenues	4,048,392	6,549,176	6,841,831	6,969,439

Expenses
Operating expenses	2,443,306	4,499,126	4,350,478	4,014,768
Depreciation	469,175	734,563	715,137	804,318
Amortization of deferred costs	133,764	119,541	304,064	222,120
Real estate taxes	165,113	261,853	241,688	218,056
Interest expense	291,144	493,138	705,631	964,611

Total expenses	3,502,502	6,108,221	6,316,998	6,223,873

Net income	$545,890	$440,955	$524,833	$745,566

See accompanying notes.

Capitol Hotel, L.L.C.

(A Delaware Limited Liability Company)

Statements of Changes in Members’ Capital

	AG Capitol Hotel, L.L.C.	AE-Capitol Associates, L.P.	Total
Balance at January 1, 2000	$5,669,121	$175,334	$5,844,455
Net income	723,199	22,367	745,566
Distributions	(1,455,000)	(45,000)	(1,500,000)

Balance at December 31, 2000	4,937,320	152,701	5,090,021
Net income	509,088	15,745	524,833
Distributions	(582,000)	(18,000)	(600,000)

Balance at December 31, 2001	4,864,408	150,446	5,014,854
Net income	427,726	13,229	440,955
Distributions	(1,139,750)	(35,250)	(1,175,000)

Balance at December 31, 2002	4,152,384	128,425	4,280,809
Net income (unaudited)	529,513	16,377	545,890
Distributions (unaudited)	(727,500)	(22,500)	(750,000)

Balance at July 31, 2003 (unaudited)	$3,954,397	$122,302	$4,076,699

See accompanying notes.

Capitol Hotel, L.L.C.

(A Delaware Limited Liability Company)

Statements of Cash Flows

	Seven Months Ended July 31, 2003	Years Ended December 31,
		2002	2001	2000
	(Unaudited)
Operating activities
Net income	$545,890	$440,955	$524,833	$745,566
Provision for doubtful accounts			250,000
Amortization	133,764	119,541	304,064	222,120
Depreciation	469,175	734,563	715,137	804,318
Changes in
Receivables	118,371	60,006	(613,353)	(107,768)
Inventories	(2,682)	9,718	27,273	(7,438)
Prepaid expenses	(97,729)	36,499	(50,430)	(1,930)
Deposits	(4,023)	5,291	(263,085)	263,474
Accounts payable and accrued expenses	141,390	137,828	(217,582)	150,721
Due to affiliate	(37,564)	44,503	(116,152)	12,833

Net cash provided by operating activities	1,266,592	1,588,904	560,705	2,081,896

Investing activities
Additions to real estate	(43,666)	(264,649)	(149,904)	(245,438)
Additions to deferred costs			(192,997)	(388)

Net cash used in investing activities	(43,666)	(264,649)	(342,901)	(245,826)

Financing activities
Payments of mortgage principal	(81,760)	(11,154,535)	(163,478)	(151,610)
Loan proceeds		12,000,000
Additions to deferred costs	(17,959)	(514,291)
Capital distributions	(750,000)	(1,175,000)	(600,000)	(1,500,000)

Net cash used in financing activities	(849,719)	(843,826)	(763,478)	(1,651,610)

Increase (decrease) in cash and cash equivalents	373,207	480,429	(545,674)	184,460

Cash and cash equivalents
Beginning of period	566,340	85,911	631,585	447,125

End of period	$939,547	$566,340	$85,911	$631,585

Supplemental disclosure of cash flow information
Interest paid	$264,379	$513,714	$700,870	$959,574

See accompanying notes.

Capitol Hotel, L.L.C.

(A Delaware Limited Liability Company)

Notes to the Financial Statements

Years Ended December 31, 2002, 2001, and 2000

Note 1 Organization and Operations

Capitol Hotel, L.L.C. (the “Company”) is a Delaware limited liability company formed on February 26, 1997 to acquire, own, renovate, develop, lease, manage, and operate a 136-room hotel, called The Hotel George, located in Washington, D.C. Pursuant to the terms of the Limited Liability Company Agreement (“Agreement”) the Company will terminate on December 31, 2037 or an earlier date as provided for in the Agreement.

The percentage interests of the members of the Company are as follows:

AG Capital Hotel, L.L.C.	97.00%
AE-Capital Associates, L.P.	3.00

100.00%

AG Asset Manager, Inc. has been designated as the General Manager of the Company and AE-Capitol, Inc. has been designated as the Operating Manager of the Company.

Net losses of the Company are allocated as follows:

a.	First, to those members who were previously allocated income in accordance with their percentage interests to the extent of and in proportion to such allocations which have not been previously eliminated by prior loss allocations.

b.	Second, to all members in accordance with their percentage interests, except that no losses are allocated to any member if such allocation causes or increases a deficit capital account balance (“Excess Losses”). Such losses which cannot be allocated to the member with the deficit capital account are first allocated to other members in proportion to their relative percentage interests.

Net profits of the Company are allocated as follows:

a.	First to all members in proportion to and to the extent of prior losses allocated to them not previously eliminated through prior allocations of income.

b.	Second, to all members in accordance with their percentage interests.

Pursuant to the Agreement, distributions of cash flow are generally allocated in accordance with the members’ percentage interests. However, in the event that AG Capitol Hotel, L.L.C. has made a Special Capital Contribution, as that term is defined in the Agreement, then cash flow is first distributed to AG Capitol Hotel, L.L.C. until it has received an amount equal to the Special Capital Contribution together with interest thereon and second to the Members according to their percentage interests. In addition, pursuant to the terms of a separate agreement, the Company is obligated to make an additional distribution to one of the members during any period in which a required minimum internal rate of return, as defined in the agreement, is achieved and a cash flow distribution is made to the member.

Note 2 Summary of Significant Accounting Policies

Cash and Cash Equivalents—Cash and cash equivalents include all cash balances and highly liquid investments having maturities of three months or less.

Property and Equipment—Property and equipment are recorded at cost. The cost of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations as incurred. When property is retired or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the accounts and any resultant gains or losses are reflected in income for the period.

Depreciation—Depreciation of buildings is computed on the straight-line basis over 39 years. Depreciation of furniture, fixtures and equipment is computed over a three- to seven-year period using the “Modified Accelerated Cost Recovery System” (MACRS), which is a depreciation method used for federal income tax purposes. This method approximates the estimated useful life of the assets. Depreciation commences when an asset is placed in service. Depreciation of tenant improvements is computed on the straight-line basis over the term of the lease.

Deferred Costs—Deferred costs which are amortized on a straight-line basis consist of the following:

Description	Period of Amortization
Leasing commissions	Life of lease
Deferred loan costs	Term of loan

Goodwill—On February 28, 1997 the Company purchased the property for approximately $7,415,000. The purchase price was allocated to the assets and liabilities acquired based on their estimated fair values. This allocation resulted in approximately $1,265,000 of cost in excess of net tangible assets acquired, which was being amortized over 15 years, through 2001.

In accordance with Statements of Financial Accounting Standards (“SFAS”) No. 142, amortization of goodwill ceased as of December 31, 2001. The Company evaluates goodwill on an annual basis for potential impairment. No such impairment was deemed necessary through December 31, 2002.

Inventory—Inventory includes reserve stocks of china, glassware, silver and linens which are recorded at cost.

Income Taxes—The taxable income or loss of the Company is included in the income tax returns of the members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying financial statements.

The Company’s tax returns and the amount of allocable profits or losses are subject to examination by federal and state taxing authorities. The tax liability of the members could be modified if such an examination results in changes to the Company’s profits or losses.

Unaudited Interim Financial Statements—The interim financial statements, in the opinion of management, reflect all adjustments necessary to present fairly the financial position and results of operations as of and for the periods indicated. The results of operations for the seven months ended July 31, 2003 are not necessarily indicative of the results to be expected for the full year or for any other period.

Note 2 Summary of Significant Accounting Policies, Continued

Estimates—In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 Mortgage Note Payable

On December 13, 2002, the Company repaid its existing mortgage loan of $11,625,000 with the proceeds from a new mortgage loan ($12,000,000). The new loan is nonrecourse to the members and is secured by a first mortgage on the Company’s real property and substantially all other assets. The loan has an initial maturity date of December 16, 2004 and at the Company’s option can be extended to December 16, 2005. The extension is available as long as (1) the Company gives the bank written notice sixty days prior to the maturity date, (2) the appraised value of the hotel and improvements is at least twice the outstanding loan balance on the maturity date, (3) the Company has a minimum debt service coverage ratio (DSCR) as defined in the loan agreement of greater than 1.75, and (4) the Company pays the lender a renewal fee equal to .25 percent of the outstanding loan balance. If the Company elects to extend the maturity date of the loan, principal amortization will be based on a 15-year amortization schedule at a rate of 9 percent.

Principal payments of $11,680 per month ($140,160 annually) commenced January 2003. At any time that the DSCR falls below 1.60, all cash flow (as defined) must be paid as additional principal reduction. Should the DSCR fall below 1.50, the Company is obligated to make a principal payment sufficient to increase the DSCR to 1.50.

The loan bears interest at the LIBOR rate plus a rate spread of (i) 2.65 percent if the DSCR exceeds 1.75, (ii) 3.00 percent if the DSCR is at least 1.60 and (iii) 3.25 percent if the DSCR is less than 1.60. The interest rate at July 31, 2003 (unaudited) was 4.11 percent and at December 31, 2002 was 4.0675 percent.

Prior to December 13, 2002, the Company had a $11,625,000 mortgage loan payable that bore interest at the LIBOR rate plus 2.25 percent per annum and monthly payments on the loan were based on a 25-year amortization schedule accruing interest at 8 percent. The Company extended the original maturity date of August 1, 2001 to December 31, 2002. The interest rate at December 31, 2001 and 2000 was 4.39 percent and 8.57 percent, respectively, on $8,100,000 of the loan balance and 9.07 percent on an additional loan balance of $3,525,000.

Note 4 Restaurant Rental

In October 1997, the Company entered into a 10-year lease agreement for a restaurant on the first floor and mezzanine levels of the hotel. The lease requires that the tenant provide room service and banquet service to the hotel. The lease expires in September 2008. During the first three lease years, the tenant was obligated to pay percentage rent only, equal to 10 percent of gross sales. Commencing in the fourth lease year (2002), the tenant is required to pay base rent equal to 6.25 percent of the average annual gross revenue during the first three lease years. Thereafter, base rent increases 3 percent annually for the final five lease years. Percentage rent in years four through 10 is dependent on the restaurant’s gross sales.

Future minimum base rentals expected to be received under the noncancelable lease is as follows:

2003	$254,178
2004	261,810
2005	269,675
2006	277,747
2007	286,080
Thereafter	206,909

$1,556,399

The above amounts do not include any percentage rents.

Note 5 Related Parties

The Company has engaged an affiliate of the Operating Manager (the “management affiliate”) to perform property management and other services for the Company. Pursuant to the management agreement between the parties, the management affiliate receives a base annual management fee of 3 percent of gross operating revenue of the Company, as defined in the agreement, adjusted for the estimated empowerment zone tax credit from the District of Columbia, received by the management affiliate from such tax credits received by the affiliate.

During the seven months ended July 31, 2003 and for the years ended December 31, 2002, 2001 and 2000, the Company incurred management fees of $84,773 (unaudited), $156,964, $167,760 and $164,593, respectively.

Due to affiliate represents amounts to be reimbursed to the management affiliate for Company expenses paid by the management affiliate.

For the year ended December 31, 2002, the Company paid a fee of $50,000 to the management affiliate for services rendered in securing and closing the Company’s mortgage loan. This fee is included in deferred costs in the accompanying statement of assets, liabilities and members’ capital and is being amortized in accordance with the method described in Note 2.

Note 5 Related Parties, Continued

The Company reimbursed certain expenses paid by entities affiliated with the operating general manager. Such amounts totaled $14,041 (unaudited) for the period ended July 31, 2003, and $50,061, $14,929 and $9,365 for the years ended December 31, 2002, 2001 and 2000, of which $0 (unaudited), $3,816 and $4,058 was unpaid and is included in accounts payable at July 31, 2003, December 31, 2002 and 2001, respectively.

Note 6 Concentrations of Credit Risk

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash investments. The Company generally maintains cash and cash equivalents in federally insured accounts. The Company also invests cash at Bear Stearns Securities Corp. in an interest-bearing account which may, at times exceed the Securities Investors Protection Corporation’s insurance program limits.

Note 7 Subsequent Event

A sale of the net assets of the Company is currently being negotiated.

(b) Pro forma Financial Information

Unaudited Pro Forma Combined Financial Information

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of June 30, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003 is presented as if the acquisition of Hotel George occurred on June 30, 2003.

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of Hotel George have been made.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming such transaction had been completed as of June 30, 2003, nor is it indicative of future financial positions of the Company.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of June 30, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

	(A) Historical	(B) Hotel George Acquisition	Pro Forma
Assets:
Investment in hotel properties, net	$595,120	$24,446	$619,566
Property under development	12,417	—	12,417
Investment in joint venture	4,093	—	4,093
Cash and cash equivalents	1,956	—	1,956
Restricted cash reserves	22,000	—	22,000
Rent receivable	2,960	—	2,960
Notes receivable	1,352	—	1,352
Hotel receivables (net of allowance for doubtful accounts of $201)	10,233	—	10,233
Deferred financing costs, net	2,044	—	2,044
Deferred tax asset	7,412		7,412
Prepaid expenses and other assets	11,951	56	12,007
Assets sold, net	173	—	173

Total assets	$671,711	$24,502	$696,213

Liabilities and Shareholders’ Equity:
Borrowings under credit facilities	$91,777	$24,446	$116,223
Bonds payable	42,500	—	42,500
Mortgage loans (including unamortized premium of $2,380)	134,861	—	134,861
Accounts payable and accrued expenses	25,163	53	25,216
Advance deposits	3,847	3	3,850
Accrued interest	967	—	967
Distributions payable	4,040	—	4,040
Liabilities of assets sold	36	—	36

Total liabilities	303,191	24,502	327,693
Minority interest in LaSalle Hotel Operating Partnership, L.P.	5,784	—	5,784
Minority interest in other partnerships	10	—	10
Commitments and contingencies	—	—	—

Shareholders’ Equity:
Preferred shares, $.01 par value, 20,000,000 shares authorized, 3,991,900 shares issued and outstanding at June 30, 2003	40	—	40
Common shares of beneficial interest, $.01 par value, 100,000,000 shares authorized, 20,760,582 shares issued and outstanding at June 30, 2003	208	—	208
Additional paid-in capital, including offering costs of $26,658 at June 30, 2003	403,220	—	403,220
Deferred compensation	(1,540)	—	(1,540)
Accumulated other comprehensive loss	(579)	—	(579)
Distributions in excess of retained earnings	(38,623)	—	(38,623)

Total shareholders’ equity	362,726	—	362,726

Total liabilities and shareholders’ equity	$671,711	$24,502	$696,213

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Balance Sheet

As of June 30, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents unaudited financial statements for the six months ended June 30, 2003 as filed on Form 10-Q.
(B)	Represents the purchase of Hotel George as if it had occurred on June 30, 2003 for $24,110 plus transaction expenses of approximately $336. The acquisition was financed with borrowings under the Company’s senior unsecured credit facility.

The following are the detailed balances comprising of:

Land	$1,704
Building and improvements	22,211
Furniture and equipment	531

Investment in Hotel George	$24,446

Prepaid real estate taxes	$34
Prepaid maintenance	22

Prepaid expenses and other assets	$56

Accounts Payable	$44
Unearned tenant rent revenue	9

Accounts payable and accrued expenses	$53

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2002 and for the six months ended June 30, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002 and for the six months ended June 30, 2003 are presented as if the acquisition of Hotel George occurred on January 1, 2002.

These pro forma consolidated statements should be read in conjunction with the historical financial statements and notes thereto. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of Hotel George have been made.

The following unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2002, nor are they indicative of the results of operations for future periods.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2002

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A) Historical	(B) Hotel George Acquisition	(C) Acquisition Interest Expense	(D) Acquisition Other	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$92,461	$5,560	$—	$—	$98,021
Food and beverage revenue	49,508	71	—	—	49,579
Other operating department revenue	14,006	918	—	—	14,924
Participating lease revenue	21,909	—	—	—	21,909
Interest income	340	—	—	—	340
Other income	19	—	—	—	19

Total revenues	178,243	6,549	—	—	184,792

Expenses:
Hotel operating expenses:
Room	23,700	1,945	—	—	25,645
Food and beverage	36,184	51	—	—	36,235
Other direct	7,249	236	—	—	7,485
Other indirect	45,766	2,118	—	—	47,884
Depreciation and other amortization	31,230	847	—	—	32,077
Real estate taxes, personal property taxes and insurance	8,842	336	—	—	9,178
Ground rent	3,209	—	—	—	3,209
General and administrative	6,444	60	—	—	6,504
Interest	11,474	—	955	—	12,429
Amortization of deferred financing costs	2,288	—	—	—	2,288
Contingent lease termination expense	2,520	—	—	—	2,520
Writedown of notes receivable	158	—	—	—	158
Other expenses	7	—	—	—	7

Total expenses	179,071	5,593	955	—	185,619

Income (loss) before income tax benefit (expense), minority interest, equity in earnings of unconsolidated entities and discontinued operations	(828)	956	(955)	—	(827)
Income tax benefit (expense)	2,943	(58)	—	(62)	2,823

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	2,115	898	(955)	(62)	1,996
Minority interest in LaSalle Hotel Oper. Partnership, L.P.	(58)	—	—	3	(55)

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	2,057	898	(955)	(59)	1,941
Equity in earnings of unconsolidated entities:
Equity in income of joint venture	458	—	—	—	458

Total equity in earnings of unconsolidated entities	458	—	—	—	458

Income (loss) before discontinued operations	2,515	898	(955)	(59)	2,399
Discontinued operations:
Income from operations of property held for sale	1,928	—	—	—	1,928
Minority interest	(46)	—	—	—	(46)
Income tax benefit	74	—	—	—	74

Net income from discontinued operations	1,956	—	—	—	1,956

Net income (loss)	4,471	898	(955)	(59)	4,355
Distributions to preferred shareholders	(8,410)	—	—	—	(8,410)

Net income (loss) applicable to common shareholders	$(3,939)	$898	$(955)	$(59)	$(4,055)

Earnings per Common Share - Basic:
Loss applicable to common shareholders before discontinued operations	$(0.31)	$(0.32)
Discontinued operations	0.10	0.10

Net loss applicable to common shareholders	$(0.21)	$(0.22)

Earnings per Common Share - Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.31)	$(0.32)
Discontinued operations	0.10	0.10

Net loss applicable to common shareholders	$(0.21)	$(0.22)

Weighted average number common shares outstanding:
Basic	18,689,184	18,689,184
Diluted	18,843,530	18,843,530

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2002

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents audited financial statements for the year ended December 31, 2002 as filed on Form 10-K.
(B)	Represents historical hotel operations of Hotel George for the year ended December 31, 2002. The increase in net income from hotel operations is comprised of the following:

Historical net income (1)	$441
Add: Depreciation (2)	735
Amortization (3)	120
Interest expense (4)	493
Less: Depreciation on acquisition cost basis (5)	(847)
Property insurance (6)	(44)
Management fee expense (7)	—

Pro forma net income from Hotel George acquisition	$898

(1)	Represents historical net income of Capitol Hotel, L.L.C. (the “Seller”) and its hotel operations and restaurant lease revenue reflected in the audited financial statements for the year ended December 31, 2002.
(2)	Adjustment for historical depreciation basis included in the audited financial statements of the Seller for the year ended December 31, 2002. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation (see (5) below).
(3)	Represents amortization on the Seller’s deferred financing costs included in historical net income.
(4)	Adjustment for interest expense on the Seller’s mortgage note included in historical net income, which will not be assumed by the Company.
(5)	Represents depreciation on the operating real and personal property acquired. Depreciation is computed using the straight-line method and is based upon the estimated useful life of thirty years for building and improvements and five years for furniture and equipment. The depreciable basis allocated to building and improvements and furniture and equipment is $22,211 and $531, resulting in depreciation of $740 and $107, respectively.
(6)	Adjustment for the Company’s internal estimate of insuring the replacement value of the property.
(7)	Management fees to be incurred by the Company are comparable to what the Seller has incurred and therefore no adjustment is deemed necessary.
(C)	Represents interest expense on $24,446 of borrowings under the Company’s senior unsecured credit facility to finance the acquisition. The interest is based on the Company’s 2002 weighted average interest rate on the senior unsecured credit facility of approximately 4.3%, and is net of estimated unused commitment fees of $92.
(D)	Represents the income tax expense and minority interest effect expected from the Hotel George acquisition. The income tax expense is expected to be realized by LaSalle Hotel Lessee, Inc. (“LHL”), a wholly owned subsidiary of the Company assuming the property had been leased to LHL as of January 1, 2002 and is calculated as follows:

Pro forma net income from Hotel George acquisition	$898
Add: Depreciation	847
Real estate taxes	262
Property insurance	44
General and administrative	60
Local franchise income tax	58
Less: Participating lease expense (1)	(2,019)

LHL net income from Hotel George operations	150
LHL estimated combined 2002 tax rate	41.5%

Estimated income tax expense	$62

(1)	The 2002 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax expense.

The cumulative minority interest effect of the Hotel George acquisition is calculated by using the Company’s 2002 weighted average minority interest percentage of 2.3% as follows:

Pro forma net income from Hotel George acquisition	$898
Less: Interest expense	(955)
Income tax expense	(62)

Net loss before minority interest	(119)
Weighted average minority interest percentage	2.3%

Minority interest income	$(3)

Total income tax expense and minority interest effect	$59

Funds From Operations and EBITDA

The Company considers funds from operations (“FFO”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be key measures of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance and liquidity. The Company believes that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the ability of an equity REIT to incur and service debt, to make capital expenditures and to fund other cash needs. The White Paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 defines FFO as net income or loss (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains or losses from debt restructuring, sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO and EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO and EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.

The following is a reconciliation between net loss applicable to common shareholders and FFO for the year ended December 31, 2002, presented on an historical and pro forma basis (in thousands, except share data):

	Historical	Pro Forma
Funds From Operations (FFO):
Net loss applicable to common shareholders	$(3,939)	$(4,055)
Depreciation	33,425	34,272
Equity in depreciation of joint venture	974	974
Amortization of deferred lease costs	71	71
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	58	55
Minority interest in discontinued operations	46	46
Equity in extraordinary loss of joint venture	150	150

FFO	$30,785	$31,513

Weighted average number of common shares and units outstanding:
Basic	19,125,374	19,125,374
Diluted	19,279,719	19,279,719

The following is a reconciliation between net loss applicable to common shareholders and EBITDA for the year ended December 31, 2002, presented on an historical and pro forma basis (in thousands):

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net loss applicable to common shareholders	$(3,939)	$(4,055)
Interest	15,333	16,288
Equity in interest expense of joint venture	579	579
Income tax benefit:
Income tax benefit	(2,943)	(2,823)
Income tax benefit from discontinued operations	(74)	(74)
Depreciation and other amortization	33,531	34,378
Equity in depreciation/amortization of joint venture	1,062	1,062
Amortization of deferred financing costs	2,398	2,398
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	58	55
Minority interest in discontinued operations	46	46
Distributions to preferred shareholders	8,410	8,410

EBITDA	$54,461	$56,264

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A) Historical	(B) Hotel George Acquisition	(C) Acquisition Interest Expense	(D) Acquisition Other	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$44,777	$3,006	$—	$—	$47,783
Food and beverage revenue	24,375	41	—	—	24,416
Other operating department revenue	6,178	456	—	—	6,634
Participating lease revenue	10,495	—	—	—	10,495
Interest income	124	—	—	—	124
Other income	796	—	—	—	796

Total revenues	86,745	3,503	—	—	90,248

Expenses:
Hotel operating expenses:
Room	12,375	935	—	—	13,310
Food and beverage	18,308	30	—	—	18,338
Other direct	3,730	115	—	—	3,845
Other indirect	23,523	940	—	—	24,463
Depreciation and other amortization	16,959	423	—	—	17,382
Real estate taxes, personal property taxes and insurance	4,789	183	—	—	4,972
Ground rent	1,623	—	—	—	1,623
General and administrative	3,764	30	—	—	3,794
Interest	6,187	—	420	—	6,607
Amortization of deferred financing costs	1,175	—	—	—	1,175
Impairment of investment in hotel property	2,453	—	—	—	2,453
Other expenses	79	—	—	—	79

Total expenses	94,965	2,656	420	—	98,041

Income (loss) before income tax benefit (expense), minority of unconsolidated entities and discontinued operations	(8,220)	847	(420)	—	(7,793)
Income tax benefit (expense)	2,776	(43)	—	(31)	2,702

Income (loss) before minority interest, equity in earnings of entities and discontinued operations	(5,444)	804	(420)	(31)	(5,091)
Minority interest in LaSalle Hotel Operating Partnership, L.P.	118	—	—	(8)	110

Income (loss) before equity in earnings of unconsolidated discontinued operations	(5,326)	804	(420)	(39)	(4,981)
Equity in earnings of unconsolidated entities:
Equity in income of joint venture	117	—	—	—	117

Total equity in earnings of unconsolidated entities	117	—	—	—	117

Income (loss) before discontinued operations	(5,209)	804	(420)	(39)	(4,864)
Discontinued operations:
Income from operations of property disposed of	39	—	—	—	39
Gain on sale of property disposed of	37,091				37,091
Minority interest	(822)	—	—	—	(822)
Income tax expense	(64)	—	—	—	(64)

Net income from discontinued operations	36,244	—	—	—	36,244
Net income (loss)	31,035	804	(420)	(39)	31,380
Distributions to preferred shareholders	(5,115)	—	—	—	(5,115)

Net income (loss) applicable to common shareholders	$25,920	$804	$(420)	$(39)	$26,265

Earnings per Common Share - Basic:
Loss applicable to common shareholders before discontinued operations	$(0.56)	$(0.54)
Discontinued operations	1.94	1.94

Net income applicable to common shareholders	$1.38	$1.40

Earnings per Common Share - Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.55)	$(0.53)
Discontinued operations	1.92	1.92

Net income applicable to common shareholders	$1.37	$1.39

Weighted average number common shares outstanding:
Basic	18,725,717	18,725,717
Diluted	18,874,406	18,874,406

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents unaudited financial statements for the six months ended June 30, 2003 as filed on Form 10-Q.
(B)	Represents historical hotel operations of Hotel George for the six months ended June 30, 2003. The increase in net income from hotel operations is comprised of the following:

Historical net income (1)	$481
Add: Depreciation (2)	402
Amortization (3)	115
Interest expense (4)	246
Less: Depreciation on acquisition cost basis (5)	(423)
Property insurance (6)	(17)
Management fee expense (7)	—

Pro forma net income from Hotel George acquisition	$804

(1)	Represents historical net income of Capitol Hotel, L.L.C. (the “Seller”) and its hotel operations and restaurant lease revenue reflected in the unaudited interim financial statements for the six months ended June 30, 2003.
(2)	Adjustment for historical depreciation basis included in the unaudited interim financial statements of the Seller for the six months ended June 30, 2003. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation (see (5) below).
(3)	Represents amortization on the Seller’s deferred financing costs included in historical net income.
(4)	Adjustment for interest expense on the Seller’s mortgage note included in historical net income, which will not be assumed by the Company.
(5)	Represents depreciation on the operating real and personal property acquired. Depreciation is computed using the straight-line method and is based upon the estimated useful life of thirty years for building and improvements and five years for furniture and equipment. The depreciable basis allocated to building and improvements and furniture and equipment is $22,211 and $531, resulting in depreciation of $370 and $53, respectively.
(6)	Adjustment for the Company’s internal estimate of insuring the replacement value of the property.
(7)	Management fees to be incurred by the Company are comparable to what the Seller has incurred and therefore no adjustment is deemed necessary.
(C)	Represents interest expense on $24,446 of borrowings under the Company’s senior unsecured credit facility to finance the acquisition. The interest is based on the Company’s weighted average interest rate for the six months ended June 30, 2003 on the senior unsecured credit facility of approximately 3.8%, and is net of estimated unused commitment fees of $45.
(D)	Represents the income tax expense and minority interest effect expected from the Hotel George acquisition. The income tax expense is expected to be realized by LaSalle Hotel Lessee, Inc. (“LHL”), a wholly owned subsidiary of the Company assuming the property had been leased to LHL as of January 1, 2002 and is calculated as follows:

Pro forma net income from Hotel George acquisition	$804
Add: Depreciation	423
Real estate taxes	141
Property insurance	26
General and administrative	30
Local franchise income tax	43
Less: Participating lease expense (1)	(1,392)

LHL net income from Hotel George operations	75
LHL estimated combined 2003 tax rate	41.5%

Estimated income tax expense	$31

(1)	The 2003 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax benefit.

The cumulative minority interest effect of the Hotel George acquisition is calculated by using the Company’s weighted average minority interest percentage of 2.3% for the six months ended June 30, 2003 as follows:

Pro forma net income from Hotel George acquisition	$804
Less: Interest expense	(420)
Income tax expense	(31)

Net income before minority interest	353
Weighted average minority interest percentage	2.3%

Minority interest expense	$8

Total income tax expense and minority interest effect	$39

Funds From Operations and EBITDA

The Company considers funds from operations (“FFO”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be key measures of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance and liquidity.

The Company believes that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the ability of an equity REIT to incur and service debt, to make capital expenditures and to fund other cash needs. The White Paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 defines FFO as net income or loss (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains or losses from debt restructuring, sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO and EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO and EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.

The following is a reconciliation between pro forma net income applicable to common shareholders and FFO for the six months ended June 30, 2003 (in thousands, except share data).

	Historical	Pro Forma
Funds From Operations (FFO):
Net income applicable to common shareholders	$25,920	$26,265
Depreciation	16,914	17,337
Equity in depreciation of joint venture	503	503
Amortization of deferred lease costs	27	27
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(118)	(110)
Minority interest in discontinued operations	822	822
Gain on sale of property disposed of	(37,091)	(37,091)
Impairment of investment in hotel property	2,453	2,453

FFO	$9,430	$10,206

Weighted average number of common shares and units outstanding:
Basic	19,150,403	19,150,403
Diluted	19,299,092	19,299,092

The following is a reconciliation between pro forma net income applicable to common shareholders and EBITDA for the six months ended June 30, 2003 (in thousands).

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$25,920	$26,265
Interest	7,339	7,759
Equity in interest expense of joint venture	293	293
Income tax benefit:
Income tax benefit	(2,776)	(2,702)
Income tax expense from discontinued operations	64	64
Depreciation and other amortization	16,971	17,394
Equity in depreciation/amortization of joint venture	558	558
Amortization of deferred financing costs	2,007	2,007
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(118)	(110)
Minority interest in discontinued operations	822	822
Distributions to preferred shareholders	5,115	5,115

EBITDA	$56,195	$57,465

(c) Exhibits

The following exhibit is included with this Report:

Exhibit 23.1 Consent of Altschuler, Melvoin and Glasser LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: September 18, 2003	BY:	/s/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Altschuler, Melvoin and Glasser LLP